EXHIBIT 12



CONSOLIDATED NATURAL GAS COMPANY AND SUBSIDIARIES

RATIO OF EARNINGS TO FIXED CHARGES
(Thousands of Dollars)



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Twelve Months to March 31                                              1994
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Earnings:
  Net income................................................         $193,698
  Add income taxes..........................................          111,228
                                                                     ________
    Income before income taxes..............................          304,926
  Distributed income from unconsolidated investee,
    less equity in earnings thereof.........................            3,345
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    Subtotal................................................          308,271
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  Add fixed charges:
    Interest on long-term debt, including amortization
      of debt discount and expense less premium.............           84,342
    Other interest expense..................................            5,340
    Portion of rentals deemed to be representative
      of the interest factor................................            8,720
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Total Fixed Charges.........................................           98,402
                                                                     ________
Total Earnings..............................................         $406,673
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Ratio of Earnings to Fixed Charges..........................             4.13
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